Exhibit 99.1

CHART INDUSTRIES, INC. ANNOUNCES

$75 MILLION SHARE REPURCHASE PROGRAM

ATLANTA, March 11, 2020 - Chart Industries, Inc. (NASDAQ: GTLS) today announced that its Board of Directors has authorized the repurchase of up to $75.0 million of its common stock over the next twelve months. Under the stock repurchase program, Chart may purchase shares of its common stock through various means, including open market transactions, block purchases, privately negotiated transactions or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Chart’s CEO Jill Evanko commented: “This stock buyback program reflects our confidence in our business going forward, and we believe our shares are an attractive investment opportunity. Our strong cash flow simultaneously enables us to return value to shareholders, pay down debt, and deploy capital for productivity and growth opportunities.”

The timing and amount of any repurchases under this program will be determined by Chart’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Company’s common stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The program may be modified, discontinued or suspended at any time without prior notice.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, cost synergies and efficiency savings, objectives, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include the factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.